Cary, NC
Contact:  Shawn Poe, CFO   919-677-4019

Ply Gem Reports Third Quarter 2008 Results

November 10, 2008, Ply Gem Holdings, Inc. (“Ply Gem” or the “Company”), a leading manufacturer of residential exterior building products in North America, today announced third quarter 2008 net sales of $342.8 million, a 7.3% decrease from the $369.7 million for  the same period in 2007.  For the first nine months of 2008, net sales were $940.5 million or 10.1% lower than the $1,045.6 million of net sales for the first nine months of 2007.

Adjusted EBITDA for the third quarter of 2008 was $41.4 million compared to $56.6 million for the third quarter of 2007.  Adjusted EBITDA for the first nine months of 2008 was $86.8 million compared to $141.0 million for the first nine months of 2007.

Our net loss before unusual items for the third quarter was $4.1 million as compared to net income of $11.6 million for the third quarter of 2007.  Our net loss before unusual items for the first nine months of 2008 was $27.5 million as compared to net income of $18.0 million for the first nine months of 2007.

            Gary E. Robinette, President and CEO, said “Ply Gem's third quarter and first nine months of 2008 sales and EBITDA results were in line with our expectations, however, they reflect the challenging market conditions that continue to exist in the housing markets today.  Although our 2008 financial performance was negatively impacted by lower sales volume due to market demand and increasing raw material and freight costs during the first nine months of the year, we were able to partially offset these negative factors through market share gains, as well as selling price increases that we implemented in response to the market wide increases in raw material and freight costs.  Additionally, we continue to benefit from synergies across our business and are seeing the benefit from a number of expense reduction measures that we implemented in response to what is expected to be a prolonged downturn in the housing market.”

Shawn K. Poe, Vice President and Chief Financial Officer, said "On November 7th of 2008, Ply Gem announced that it would incur a non-cash impairment charge of approximately $200.0 million as a result of the depressed market conditions that currently exist in residential new construction and remodeling markets.  The goodwill impairment charge does not affect Ply Gem’s cash position, cash flow from operating activities, revolver availability or liquidity position and does not have any affect on current or future operations of the Company.”

Ply Gem Industries, Inc. is a leading manufacturer of residential exterior building products.  The company sells a broad range of vinyl siding, vinyl, aluminum, wood and clad windows, aluminum trim coil, aluminum siding and accessories, and vinyl and composite fence and railing products.  Ply Gem is a wholly-owned subsidiary of Ply Gem Holdings, Inc.  For more information, please visit the Company’s website at www.plygem.com.

Ply Gem management will host a conference call on November 10, 2008 at 11:00 a.m. EST to report third quarter results.  To participate please call 866-543-6408 and use call confirmation number 23881594.

Note: As used herein, the term “Ply Gem” refers to Ply Gem Holdings, Inc. and all its subsidiaries, including Ply Gem Industries, Inc., unless the context indicates otherwise. This term is used for convenience only and is not intended as a precise description of any of the separate corporations.

This document and oral statements made from time to time by our representatives may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the Company’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements.  Important factors impacting such forward-looking statements include the availability and cost of raw materials and purchased components, the level of construction and remodeling activity, changes in general economic conditions, the rate of sales growth, and product liability claims.  The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.  For further information, please refer to the reports and filings of the Company with the Securities and Exchange Commission.

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PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the three months ended
	September 27, 2008	September 29, 2007
	(Amounts in thousands)

Net sales	$342,825	$369,675
Costs and expenses:
Cost of products sold	275,415	284,025
Selling, general and administrative expenses	38,980	40,588
Amortization of intangible assets	4,913	4,289
Goodwill impairment	200,000	-
Total costs and expenses	519,308	328,902
Operating earnings (loss)	(176,483)	40,773
Foreign currency gain (loss)	(60)	1,708
Interest expense	(30,300)	(24,364)
Interest income	176	449
Income (loss) before provision (benefit) for income taxes	(206,667)	18,566
Provision (benefit) for income taxes	(15,835)	6,946
Net income (loss)	$(190,832)	$11,620

Goodwill impairment, net of taxes	186,709	-
Net income (loss) before unusual item	$(4,123)	$11,620

	For the nine months ended
	September 27, 2008	September 29, 2007
	(Amounts in thousands)

Net sales	$940,478	$1,045,644
Costs and expenses:
Cost of products sold	770,774	815,005
Selling, general and administrative expenses	124,859	119,882
Amortization of intangible assets	14,739	13,225
Goodwill impairment	200,000	-
Total costs and expenses	1,110,372	948,112
Operating earnings (loss)	(169,894)	97,532
Foreign currency gain (loss)	(555)	3,916
Interest expense	(104,439)	(75,453)
Interest income	486	1,271
Income (loss) before provision (benefit) for income taxes	(274,402)	27,266
Provision (benefit) for income taxes	(42,235)	9,240
Net income (loss)	$(232,167)	$18,026

Goodwill impairment, net of taxes	186,709	-
Financing costs, net of taxes	17,916	-
Net income (loss) before unusual items	$(27,542)	$18,026

The accompanying notes are an integral part of this unaudited condensed consolidated statement of operations.

1.           The accompanying unaudited condensed consolidated statements of operations of Ply Gem Holdings, Inc. (the “Company”) do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  Operating results for the period from January 1, 2008 through September 27, 2008 are not necessarily indicative of the results that may be expected for the year ending December 31, 2008.
The selected balance sheet data for the periods presented in Note 4 has been derived from the December 31, 2007 audited consolidated financial statements of Ply Gem Holdings, Inc. and the unaudited condensed consolidated financial statements of Ply Gem Holdings, Inc. as of September 27, 2008, and does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.
The Company’s fiscal quarters are based on periods ending on the last Saturday of the last week in the quarter.  Therefore the financial results of certain fiscal quarters will not be exactly comparable to the prior and subsequent fiscal quarters.

2.    Adjusted EBITDA means net income (loss) plus interest expense (net of interest income), provision (benefit) for income taxes, depreciation and amortization, non-cash foreign currency gain/(loss), amortization of non-cash write-off of the portion of excess purchase price from acquisitions allocated to inventories, goodwill impairment charges, third-party charges associated with business combination financing costs (“other expense”), restructuring and integration costs associated with acquisitions, and cumulative effect of accounting changes.  Other companies may define Adjusted EBITDA differently and, as a result, our measure of Adjusted EBITDA may not be directly comparable to Adjusted EBITDA of other companies.  Management believes that the presentation of Adjusted EBITDA included in this press release provides useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business.  Although we use Adjusted EBITDA as a financial measure to assess the performance of our business, the use of Adjusted EBITDA is limited because it does not include certain material costs, such as interest and taxes, necessary to operate our business.  Adjusted EBITDA included in this press release should be considered in addition to, and not as a substitute for, net earnings in accordance with GAAP as a measure of performance in accordance with GAAP.  You are cautioned not to place undue reliance on Adjusted EBITDA.

	Ply Gem Holdings, Inc.
	(Amounts in thousands)
	For the three months ended
	September 27, 2008	September 29, 2007
Net income (loss)	$(190,832)	$11,620
Interest expense, net	30,124	23,915
Provision (benefit) for income taxes	(15,835)	6,946
Depreciation and amortization	16,555	13,703
Goodwill impairment	200,000	-
Non cash (gain)/loss on currency transaction	60	(1,708)
Restructuring/integration expense	1,329	2,124
Adjusted EBITDA	$41,401	$56,600

	Ply Gem Holdings, Inc.
	(Amounts in thousands)
	For the nine months ended
	September 27, 2008	September 29, 2007
Net income (loss)	$(232,167)	$18,026
Interest expense, net	103,953	74,182
Provision (benefit) for income taxes	(42,235)	9,240
Depreciation and amortization	47,235	39,255
Goodwill impairment	200,000	-
Non cash (gain)/loss on currency transaction	555	(3,916)
Restructuring/integration expense	9,446	4,216
Adjusted EBITDA	$86,787	$141,003

3.    Long-term debt amounts in the selected balance sheets at September 27, 2008 and December 31, 2007 consisted of the following:

	September 27, 2008	December 31, 2007
	(Amounts in thousands)

Senior term loan facility	$-	$677,910
Senior subordinated notes due 2012, net of unamortized premium of $156 and $186	360,156	360,186
Senior secured notes due 2013, net of unamortized discount of $6,201	693,799	-
	1,053,955	1,038,096
Less current maturities	-	6,873
	$1,053,955	$1,031,223

4.    The following is a summary of selected balance sheet amounts at September 27, 2008 and December 31, 2007:

	September 27, 2008	December 31, 2007
	(Amounts in thousands)

Cash and cash equivalents	$20,502	$65,207
Accounts receivable, less allowances	167,741	111,653
Inventories	129,045	128,282
Prepaid expenses and other current assets	18,879	16,462
Property and equipment, net	175,651	198,996
Goodwill	634,649	835,820
Intangible assets, net	198,516	213,257
Accounts payable	109,212	96,256
Current maturities of long-term debt	-	6,873
Long-term debt, less current maturities	1,053,955	1,031,223
Stockholder's equity	35,038	239,544